SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

September 30, 2003 (September 29, 2003)
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

157 Technology Drive Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On September 29, 2003, Spectrum Pharmaceuticals, Inc. and GPC Biotech AG announced that the first patient was dosed in the satraplatin Phase 3 registrational trial. The first patient dosing triggers payments by GPC Biotech AG, co-developer of satraplatin, to Spectrum Pharmaceuticals, Inc., of $1 million in cash plus a $1 million equity investment. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 7. Exhibits

Exhibits:

99.1	Press release dated September 29, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: September 30, 2003	By: /s/ Michael P. McManus

Name: Michael P. McManus Title: Controller

2

EXHIBIT INDEX

Exhibits:

99.1	Press release dated September 29, 2003.